UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2024

STERLING INFRASTRUCTURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing Blvd. The Woodlands, Texas		77380
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 214-0777

Securities registered pursuant to Section 12(b) of the Act:
Common Stock, $0.01 par value per share	STRL	The NASDAQ Stock Market LLC
(Title of Class)	(Trading Symbol)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2024, the Board of Directors (the “Board”) of Sterling Infrastructure, Inc. (the “Company”) increased the size of the Board and appointed William T. “Bill” Bosway as a director effective March 7, 2024. In connection with Mr. Bosway’s election, the Board has appointed Mr. Bosway as a member of each of the Audit Committee and the Corporate Governance & Nominating Committee of the Board. The Board determined that Mr. Bosway has no material relationship with the Company and qualifies as “independent” in accordance with the director independence standards of NASDAQ, as well as satisfies the additional director qualifications for members of the Audit Committee as set forth in the applicable NASDAQ listing standards and SEC rules. Mr. Bosway will serve until the Company's 2024 annual meeting of shareholders and until his successor is elected and qualified.
The election of Mr. Bosway was not pursuant to any arrangement or understanding between Mr. Bosway and any third party. As of the date of this report, neither Mr. Bosway, nor any of his immediate family members, is a party, either directly or indirectly, to any transaction that would be required to be reported pursuant to Item 404(a) of Regulation S-K.
The Company’s board is now comprised of eight directors, including seven independent directors.
Mr. Bosway will be compensated consistent with the standard compensation program for non-employee directors, which includes a combination of cash and equity-based incentive compensation, which is described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 24, 2023 under the heading “Director Compensation.” In connection with his appointment to the Board, Mr. Bosway will receive a pro-rated award of shares of restricted common stock with a target value of $22,500, with the number of shares determined based on the Company’s closing price on March 7, 2024.
A copy of the Company’s press release issued on February 22, 2024, regarding Mr. Bosway’s election, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
99.1	Press release, dated February 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING INFRASTRUCTURE, INC.

Date:	February 22, 2024	By:	/s/ Ronald A. Ballschmiede
Ronald A. Ballschmiede
Chief Financial Officer